Third Quarter 2020 Investor Update November 19, 2020 Third Quarter 2020 Investor Update

Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward- looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” and “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the Securities and Exchange Commission on November 12, 2020, and “RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 23, 2020. This electronic presentation is provided as of November 19, 2020. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. Third Quarter 2020 Investor Update 2

Presenters and Agenda Mike Smith Betsy Higgins Mike Price President and Executive Vice President and Executive Vice President and Chief Executive Officer Chief Financial Officer Chief Operating Officer ‣ COVID-19 Update ‣ Vogtle 3 & 4 Update ‣ Operations and Power Supply Update ‣ Financial and Liquidity Update Third Quarter 2020 Investor Update 3

COVID-19 Impact and Response

- <u>Oglethorpe Plant and HQ Operations</u>: Comprehensive protocols have allowed Oglethorpe to successfully manage through the pandemic.
  - Very few cases among Oglethorpe and its sister companies' staff, in spite of recent increase in number of cases in Georgia and nationwide.
  - Oglethorpe's plants have continued to perform well with additional safety precautions.
  - Daily health screenings for plant employees and contractors before site entry.
  - Staggered and distanced work fronts with modified shift schedules at plants (except those with outage work underway); plants remain prepared for sequestration, if necessary.
  - Oglethorpe's headquarters has ~1/3 of its staff in the office since reopening in June.
  - Staff not in office are productively working from home.
- <u>Members</u>: Impact on Oglethorpe's Members remains somewhat muted.
  - Third quarter impact of COVD-19 was relatively minor. Year-to-date, Members' total load is below forecast by ~6.7%, but only 1-2% percent due to COVID-19, remainder due to milder weather.
  - To date, Members' customers have continued to pay utility bills despite economic pressures.
- <u>Vogtle 3&4 Project</u>: Over 7000+ workers at a single site, working on two new nuclear units. Work has not been suspended due to COVID-19.
  - The site has social distancing measures, provided additional personal protective equipment, implemented telecommuting where possible, and added additional cleaning measures.
  - Five fully-staffed medical trailers ("medical village") with on-site testing.
  - Following peaks in April and July and subsequent declines, the number of active cases of COVID-19 at the site continues to fluctuate.

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Vogtle 3&4 Project Status ‣ Official Schedule • Unit 3 in-service November 2021. • Unit 4 in-service November 2022. ‣ Budget – Oglethorpe $7.5 billion. • Assumes November in-service dates in official schedule. • Includes $7.06 billion in construction and financing costs. • Remainder represents $72 million of project-level contingency plus an Oglethorpe-level contingency of $370 million. ‣ Total project construction is ~86% complete. • Unit 3 direct construction ~94% complete. Third Quarter 2020 Investor Update 5

Vogtle 3&4: Spending ‣ Oglethorpe’s investment as of September 30, 2020 was $5.7 billion. ‣ Spending to date represents ~76% of Oglethorpe’s total $7.5 billion budget. $7.5 Actual Forecast $7.0 $5.7 billion spent $6.5 Through 9/30/2020 $6.0 $5.5 $5.0 $4.5 $4.0 (Billions) $3.5 $3.0 $2.5 $2.0 $1.5 Reduced by $1.1 billion in 2017 $1.0 due to Toshiba $0.5 Guarantee payment $- 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 SEP 2018 MAY 2005 MAR 2008 MAY 2010 FEB 2012 FEB 2014 DEC 2015 2017 Budget NOV 2021 NOV 2022 Development Filed COL Signed DOE COLs Start of Settlement WEC Bankruptcy/ Adjustment, Unit 3 Unit 4 Agreement APR 2006 with NRC Conditional Issued DOE Funding Agreement SNC Assumes project MAR 2013 mgmt. Vote to In-Service In-Service Definitive Term Sheet with DEC 2017 AUG 2011 Unit 3 First Continue Agreements Contractors Georgia PSC NRC Completed Nuclear AUG 2009 Decision on Work on FSER for Concrete MAR 2019 June 2021 AUG 2006 NRC Issuance Continuation both AP1000 NOV 2013 New $1.6B Unit 3 Fuel Load Filed Early Site of ESP/LWA of Project DCD and COL Unit 4 First DOE Loan Permit (ESP) with NRC and Nuclear Concrete Commitment June 2022 DEC 2011 Receipt of Unit 4 Fuel Load DCD Final Rule Effective Toshiba Guaranty in Full Third Quarter 2020 Investor Update 6

Major Milestones – November Schedule Open Cold Hydro Hot Functional Fuel Vessel Test Test Load In-Service Testing (start) (start) Unit 3 April Oct Jan June Nov 2020 2020 2021 2021 2021 ‣ Open Vessel Testing – Verification of design requirements through flow measurements, pump performance, line resistance, and tank mapping of the reactor coolant system and associated systems ‣ Cold Hydro Testing – Reactor coolant system and associated systems will be filled and then pressure tested to ensure no leakage ‣ Hot Functional Testing – Exercising and validating plant procedures while running primary systems at operating pressure and temperature and rolling the main turbine at normal operating speed ‣ Fuel Load – Receive authorization from the NRC and begin loading of fuel Third Quarter 2020 Investor Update 7

OglethorpePower

Vogtle 3&4 Construction Update

U3 Progress

- Completed Turbine on Turning Gear milestone
- Completed Cold Hydrostatic Testing of the reactor coolant system
- Completed civil construction of the Shield Building
- Completed Auxiliary Building areas 5 & 6 roof concrete placements



U3 Look Ahead

- Start Condenser Vacuum testing in the Turbine Building
- Begin receiving Fuel and transferring into the Auxiliary Building
- Start Hot Functional Testing, which will demonstrate integrated operation of the primary coolant system and steam supply system at operating pressure and temperature

U4 Progress

- Completed setting Air Inlet panels on the Shield Building and filled them with concrete
- Set the Tension Ring panels for the Shield Building
- Set the low pressure turbine rotors (bottom picture)
- Completed final concrete placement inside the Containment Building



U4 Look Ahead

- Start Integrated Flush of primary systems in Containment Building
- Main Control Room ready for testing
- Start Initial Energization
- Set the structural steel roof on the Shield Building

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Oglethorpe’s Diversified Power Supply Portfolio 2020 Capacity (MW) 7,863 MW Rocky Mountain Thomas A. Smith Pumped Storage Hydro Energy Facility Hartwell Energy Facility 10% Sewell Creek Doyle Generating Energy Facility Plant 20% Plant Wansley Plant Scherer 54% Chattahoochee 16% Energy Facility Plant Vogtle Hawk Road Energy Facility 2020 Energy (MWh) (October 2019 – September 2020) Plant Hatch Talbot Energy 25.2 Million MWh Facility 5% 5% Smarr Energy Facilitiy 39% 51% Note: Capacity and energy includes Oglethorpe and Smarr EMC resources. Oglethorpe and Smarr EMC capacity reflects summer reserve planning capacity. Third Quarter 2020 Investor Update 9

Members’ Historical Load Member Demand Requirements Member Energy Requirements Percent Change in Percent Overall Peak Change (Millions MWh) (MW) 7.0% -0.1% 10,000 15.3% 2.6% -4.2% 3.5% 6.0% 0.5% -0.8% -5.2% 1.6% 6.0% -0.7% -4.5% 9,000 8,000 7,000 6,000 Highest Summer/Overall Peak (2019) = 9,477 MW 5,000 Highest Winter Peak (2014) = 9,354 MW 4,000 Summer Peak (2020 YTD) = 9,472 MW Winter Peak (2020 YTD) = 7,845 MW 3,000 2,000 1,000 - 2014 2015 2016 2017 2018 2019 2020 2014 2015 2016 2017 2018 2019 2020 Winter Peak Summer Peak YTD Projected 2020 2014 2015 2016 2017 2018 2019 YTD Days ≥ 90o 31 49 88 38 65 90 38 Days ≥ 95o 1 3 22 0 2 33 3 Days ≥ 100o 0 0 1 0 0 1 0 Days ≤ 25o 19 10 5 3 10 3 3 2020 YTD as of October 27, 2020. Third Quarter 2020 Investor Update 10

Capacity Factor Comparison Through September 30 Nuclear 100% Coal Gas - CC 2019 2020 75% 50% Pumped Storage Gas - CT Hydro 25% 0% Hatch Vogtle Scherer Wansley Chatt Smith Doyle Hawk Hartwell Talbot Rocky Road Mountain Third Quarter 2020 Investor Update 11

Oglethorpe Members’ Energy Mix Member Total Requirements (October 2019 – September 2020) 39.0 million MWh ‣ Oglethorpe supplied (a) approximately 58% of our Members’ energy requirements. ‣ Approximately 29% of our Members’ requirements were supplied by emission-free generation (solar, hydro, and nuclear). (b) (a) Oglethorpe-Gas portion includes Smarr EMC resources. (b) Southeastern Power Administration – federal hydroelectric power. Third Quarter 2020 Investor Update 12

Income Statement Excerpts

($ in thousands)	Nine Months Ended September 30, 2020	2019	09/30/2020-09/30/2019 % Change	Year Ended December 31, 2019	2018	2017
Statement of Revenues and Expenses:						
Operating Revenues:						
Sales to Members - Capacity	$721,836	$712,305	1.3%	$942,057	$927,419	$862,511
Sales to Members - Energy	316,382	385,449	-17.9%	487,795	551,960	571,319
Total Sales to Members	$1,038,218	$1,097,754	-5.4%	$1,429,852	$1,479,379	$1,433,830
Sales to non-Members	639	329	94.2%	440	734	366
Operating Expenses:	862,948	921,130	-6.3%	1,213,083	1,255,137	1,195,326
Other Income	41,943	46,694	-10.2%	64,189	68,262	64,985
Net Interest Charges	160,015	172,382	-7.2%	226,937	242,039	252,578
Net Margin	$57,837	$51,265	12.8%	$54,461	$51,199	$51,277
Margins for Interest Ratio[(a)]	1.14	1.14		1.14	1.14	1.14
Sales to Members						
Energy Cost (cents/kWh)	1.86	2.18	-14.7%	2.10	2.40	2.40
Average Power Cost (cents/kWh)	6.10	6.21	-1.8%	6.16	6.43	6.02
Sales to Members (MWh)	17,028,641	17,672,935	-3.6%	23,225,861	23,011,079	23,813,679

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, starting in 2010, above the minimum 1.10 ratio required by the Indenture, and the 2020 budget also includes a 1.14 Margins for Interest ratio. Oglethorpe's Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10.

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Balance Sheet Excerpts

($ in thousands)	September 30, 2020	December 31, 2019	December 31, 2018
Balance Sheet Data:			
Assets:			
Electric Plant:			
Net Plant in Service	$4,738,425	$4,679,690	$4,739,565
CWIP	5,535,768	4,816,896	3,866,042
Nuclear Fuel	354,942	359,270	358,358
Total Electric Plant	$10,629,135	$9,855,856	$8,963,965
Total Investments and Funds	1,360,324	1,327,700	1,189,397
Total Current Assets	1,110,761	974,465	1,323,450
Total Deferred Charges	796,832	832,092	706,456
Total Assets	$13,897,052	$12,990,113	$12,183,268
Capitalization:			
Patronage Capital and Membership Fees	$1,074,584	$1,016,747	$962,286
Long-term Debt and Finance Leases	10,223,859	9,479,496	8,808,878
Other	26,627	25,196	21,428
Total Capitalization	$11,325,070	$10,521,439	$9,792,592
Total Current Liabilities	836,052	857,263	1,064,259
Total Deferred Credits and Other Liabilities	1,735,930	1,611,411	1,326,417
Total Equity and Liabilities	$13,897,052	$12,990,113	$12,183,268
Total Capitalization	$11,325,070	$10,521,439	$9,792,592
Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt	120,671	111,222	103,332
Plus: Long-term Debt and Finance Leases due within one year	235,118	217,440	522,289
Total Long-Term Debt and Equities	$11,680,859	$10,850,101	$10,418,213
Equity Ratio[a]	9.2%	9.4%	9.2%

[a] The equity ratio is calculated, pursuant to Oglethorpe's First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in three credit agreements that currently requires a minimum total patronage capital of $750 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements.

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RUS Loan Summary as of October 31, 2020 RUS Guaranteed Loans(a) Remaining Purpose/Use of Proceeds Approved Advanced Amount Approved Loans General & Environmental Improvements (b) $448,307,000 $448,307,000 $0 General & Environmental Improvements (c) $630,342,000 $0 $630,342,000 $1,078,649,000 $448,307,000 $630,342,000 Total amount outstanding under all RUS Guaranteed Loans is $2.5 billion, with an average interest rate of 3.66% (a) RUS guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.125%. (b) In July 2020 we advanced the remaining $5,836,151 under this loan. (c) RUS loan conditionally committed as of September 26, 2019. We expect to begin funding under this loan in 2021. Third Quarter 2020 Investor Update 15

DOE Loan Summary as of October 31, 2020 ‣ In March 2019, we increased Oglethorpe’s DOE loan financing from $3.06 billion to $4.68 billion with a new $1.62 billion loan. We completed the remaining advances available under the original loan in December 2019 with an advance of $567 million. ‣ We typically advance under this loan twice a year. In June 2020 we received $444 million in loan funds under the new loan and in December 2020 we expect to receive $176 million. DOE Guaranteed Loans(a) Purpose/Use of Proceeds Approved Advanced Outstanding(c) Remaining Availability Vogtle Units 3 & 4 2014 Loan (b) $3,057,069,461 $3,013,348,382 $2,961,858,508 $0 2019 Loan 1,619,679,706 444,000,000 436,425,360 1,175,679,706 $4,676,749,167 $3,457,348,382 $3,398,283,868 $1,175,679,706 Average interest rate on the outstanding balance under these loans is 2.934%. (a) DOE-guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.375%. (b) Includes accrued capitalized interest being financed with the 2014 DOE-guaranteed loan, which was available to be advanced through November 20, 2019. Approximately $44 million of this loan was not advanced due to timing and lower than expected interest rates. (c) We began principal repayments of our DOE-guaranteed loans in February 2020, in accordance with the promissory notes. If we fully advance these loans, we expect to repay a total of approximately $300 million in principal on these loans by November 2022 and plan to refinance this with taxable bonds. As of September 30, we have repaid $59 million under these loans. Third Quarter 2020 Investor Update 16

Total Secured Debt - June 30 and September 30 June 30, 2020 September 30, 2020 Tax-Exempt: Tax-Exempt: $1.0 billion $0.8 billion Taxable Taxable Bonds: Bonds: $3.2 billion $3.6 billion DOE: RUS: DOE: $3.4 billion $2.5 billion $3.4 billion RUS: $2.5 billion $9.9 Billion $10.5 Billion ‣ Two secured bond financings completed during the third quarter: • $213 million tax-exempt remarketing. • $450 million taxable first mortgage bond issuance. ‣ At September 30, $10.5 billion total at weighted average interest rate of 3.77%. Third Quarter 2020 Investor Update 17

Oglethorpe’s Available Liquidity Borrowings Detail as of $251.5 million - Letter of Credit Support for VRDBs & T.A. Smith Facility October 31, 2020 $211.1 million - CP for Vogtle Interim Financing $21.0 million - CP for Vogtle Hedging $131.5 million - CP for Vogtle DOE Loan Payments $2,000 $1,823 $1,500 $615 $1,624 $416 $1,208 $1,000 $ millions $500 $0 (a) Total Credit Less Available Cash Total Facilities Borrowings Credit Facilities Liquidity Capacity Represents 760 days of liquidity on hand (excluding Cushion of Credit) (a) In addition, as of October 31 2020, Oglethorpe had $541 million on deposit in the RUS Cushion of Credit Account. The RUS Cushion of Credit Account is designated as restricted investments and can only be used to pay debt service on RUS guaranteed loans. Third Quarter 2020 Investor Update 18

Recent and Upcoming Financing Activity Completed in 2020 March Increased J.P. Morgan bilateral credit facility from $150 million to $363 million. April Purchased $213 million Series 2013 pollution control bonds being held for Oglethorpe’s own account to be remarketed. June $444 million DOE advance. August Remarketed $213 million Oglethorpe-owned Series 2013 pollution control bonds. $450 million first mortgage bond issuance for Vogtle 3&4. Upcoming December 2020 Approximately $176 million DOE advance. Early 2021 Approximately $239 million RUS advance. Third Quarter 2020 Investor Update 19

Secured Long Term Debt



2020
Taxable
RUS
Tax-Ex
DOE
$450
$143
$46
$213
$213
$80
$444
$176
$(200)
$-
$200
$400
$600
($ Millions)
Actual Issuance
Forecasted Issuance
Actual Repayment
Forecasted Repayment
Actual Remarketed
Forecasted Remarketing

Secured LT Debt (9.30.20): $10.5 billion
Weighted Average Cost: 3.77%

Balance Sheet Electric Plant



$11
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
(Billions)
$4.82
$0.36
$4.68
$5.54
$0.35
$4.74
YE 2019
9/30/2020
Total Assets ($ Millions)
$12,990
$13,897
Construction Work in Progress
Nuclear Fuel
Electric Plant in Service

Net Margin



2020
$80
$60
$40
$20
$-
Millions
1.14 MFI ratio
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Actual
Budget

Liquidity



2020
actual
projected
$2,500
$2,250
$2,000
$1,750
$1,500
$1,250
$1,000
$750
$500
$250
$0
Cash Balances (Mil)
Borrowings (Mil)
$1,823
$1,610
$1,210
$1,210
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Cash
Borrowings
CP Availability
Total Available Lines of Credit

Interim CP Financing



September 30, 2020
Vogtle 3&4 Interest Rate Hedging, $19
Vogtle 3 & 4 Interim Financing, $116
Vogtle 3&4 DOE P&I, $131

Average Cost of Funds: 0.237%
(dollars in millions)

Wholesale Power Cost



2020
8.0
7.5
7.0
6.5
6.0
5.5
5.0
4.5
4.0
¢/kWh
6.21
6.15
6.10
6.03
Budget YTD
Actual YTD
Cost of Power Sales to Members (excluding Rate Management Program).
Additional Member Collections for Expensing of IDC Rate Management Program.

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Additional Information • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. • Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) • For additional information please contact: Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Joe Rick Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Cheri Garing Vice President, Planning cheri.garing@opc.com 770-270-7204 Media Contact Name Title Email Address Phone Number Terri Statham Manager, Media Relations terri.statham@opc.com 770-270-6990 Third Quarter 2020 Investor Update 21